NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-29
                                  POOL PROFILE



                                                 Bid                 Tolerance
AGGREGATE PRINCIPAL BALANCE                 $500,000,000             (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                       1-Nov-98
INTEREST RATE RANGE                         6.25% - 9.00%
GROSS WAC                                           7.29%          (+/- 10 Bps%)
WEIGHTED AVERAGE SERVICE FEE                       25 bps
MASTER SERVICING FEE                              1.7 bps
WAM (in months)                                       358          (+/- 2 month)

WALTV                                                 74%          (maximum 79%)

CALIFORNIA %                                          49%          (maximum 50%)
SINGLE LARGEST ZIP CODE CONCENTRATION                  1%          (maximum  3%)

AVERAGE LOAN BALANCE                             $323,000     (maximum $350,000)
LARGEST INDIVIDUAL LOAN BALANCE                $1,500,000   (maximum $1,500,000)

CASH-OUT REFINANCE %                                  15%         (maximum  18%)

PRIMARY RESIDENCE %                                   96%          (minimum 91%)

SINGLE-FAMILY DETACHED %                              92%          (minimum 87%)

FULL DOCUMENTATION %                                  93%          (minimum 85%)

UNINSURED GREATER THAN 80% LTV %                       3%           (maximum 5%)

TEMPORARY BUYDOWNS                                     0%          (maximum  5%)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

----------
(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-29
                               PRICING INFORMATION



RATING AGENCIES                               TBD by Norwest

PASS THRU RATE                                         6.25%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS                   0.01%

PRICING DATE                                       01-Oct-98

FINAL STRUCTURE DUE DATE                           06-Nov-98          9:00 AM

SETTLEMENT DATE                                    25-Nov-98

ASSUMED SUB LEVELS                                       AAA           4.000%
                                                          AA           2.500%
                                                           A           1.200%
                                                         BBB           0.750%
                                                          BB           0.450%
                                                           B           0.250%





NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-29. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



      NASCOR CONTACTS                       Brad Davis (301)846-8009
                                            Lori Fountain (301)846-8185